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EXHIBIT 99.5

Variable Annuity Application
AP9230-1
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VP NEWBS - - - - -

PACIFIC MUTUAL
Pacific Mutual Life Insurance Company
700 Newport Center Drive, P.O. Box 7500
Newport Beach, California 92658-7500

PACIFIC SELECT VARIABLE ANNUITY APPLICATION
VARIABLE ACCUMULATION ANNUITY

ANNUITANT
NAME
SOCIAL SECURITY NUMBER     -   -
ADDRESS
TELEPHONE
SEX  MALE  FEMALE
DATE OF BIRTH     /   /
JOINT OR CONTINGENT ANNUITANT
NAME
DATE OF BIRTH     /   /
SEX  MALE  FEMALE
SOCIAL SECURITY NUMBER     -  -

CONTRACT OWNER (If other than the Annuitant(s) named above)
NAME
ADDRESS
TELEPHONE
SOCIAL SECURITY NUMBER     -  -
JOINT OR CONTINGENT OWNER
NAME
ADDRESS
SOCIAL SECURITY NUMBER     -  -

BENEFICIARY DESIGNATION
PRIMARY BENEFICIARY
NAME
RELATIONSHIP
CONTINGENT BENEFICIARY
NAME
RELATIONSHIP
OWNER BENEFICIARY
NAME
RELATIONSHIP

PREMIUM ALLOCATIONS:  Select up to five accounts and indicate allocations
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The total of the percentages must be 100% (use whole number only)
BANKERS TRUST CO.
____% Equity Index
JANUS
____% Growth LT
JP MORGAN INVESTMENT
____% Equity Income
____% Multi-Strategy
PACIFIC INVESTMENT MGMT. CO.
____% Government Securities
____% Managed Bond
PACIFIC MUTUAL
____% High Yield Bond
____% Money Market
____% Fixed Account
TEMPLETON
____% International

____% OTHER

PREMIUM AMOUNT:
Amount Submitted With Application
Yes   __________$No (Check only if 1035 Exchange) Estimated Amount $__________

OPTIONAL:
Annuity Start Date:______/______/______    Guaranteed Death Benefit Rider   Yes
No

REPLACEMENT:
Will this Annuity applied for replace any existing Life Insurance or Annuity? Yes No
If Yes, give company, amount, type of policy and termination date:

TAX STATUS OF ANNUITY: Certain tax qualifications require the submission of additional forms with application.
Non-qualified    IRA: Tax Yr. 19__  SEP-IRA: Tax Yr. 19__  401(a) Pension
Keogh/HR10    IRA Rollover    403(b) Transfer    401(k) Profit Sharing

PROSPECTUS RECEIPT:

I have received the Prospectus Brochure, which includes the Separate Account Prospectus and Statement of Additional Information, and Pacific Select Fund Prospectus dated _______________ (Use date on the Prospectus Brochure Cover)

I have received the Statement of Additional Information for Pacific Select Fund dated __________.

REMARKS:

HOME OFFICE ENDORSEMENTS:  (NOT APPLICABLE IN KENTUCKY, PENNSYLVANIA
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AND WEST VIRGINIA)

AGREEMENT:
To the best of my knowledge the statements and answers given in this application are true, complete and correct. I agree that:
1.  This application is the basis of any contract issued as a result of it.
2. No agent has the authority to waive or complete any answer to any question in the application, make or alter any contract or waive any of PM's other rights or requirements.
3. If there are Joint Applicants, the contract if issued will be owned by the Joint Applicants as joint tenants with the right of survivorship and not as tenants in common. If there is a Contingent Owner named, the Contingent Owner will become the Owner if the Owner dies prior to the Annuity Start Date.
4.  I/WE BELIEVE THIS CONTRACT WILL MEET MY/OUR FINANCIAL OBJECTIVES.
5. I/WE UNDERSTAND THAT CONTRACT VALUES MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNTS.
6. ACCUMULATED VALUES UNDER THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS.

Dated by Annuitant/Owner at: _____________ this _____ Day of __________19 _____
                              City  State
______________________   ______________________________________________________
Signature of Annuitant   Signature of Applicant/Owner (if other than Annuitant)
______________________   ______________________________________________________
Signature of Joint or    Signature of Joint or Contingent Applicant/Owner
Contingent Annuitant
______________________   ______________________________________________________
Agent's Signature        Agent's Name (Print)
______________________
Florida License I.D. Number
To your knowledge or belief, will replacement of life insurance or annuities be involved? Yes No

AGENT INFORMATION:
Agent Name       %      Agent Code      Agency or           Broker/Dealer
                                        Broker/Dealer Code  Name